Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of HyreCar Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 14, 2020, relating to the consolidated financial statements of HyreCar Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

Newport Beach, California

February 4, 2020